Exhibit 10.24

AMENDMENT NO. 2 TO

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This is Amendment No. 2 (this “Amendment”), dated as of September 29, 2013, to the Amended and Restated Shareholders’ Agreement (the “Agreement”), dated as of March 9, 2012, and amended by Amendment No. 1, dated as of May 15, 2013, is by and among Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), Stonegate Investors Holdings LLC, a Delaware limited liability company (the “Purchaser” or the “Investor”), and those certain other stockholders of the Company signatories hereto (the “Other Stockholders”, and together collectively with the Purchaser, the “Stockholders”).

RECITALS

WHEREAS, in connection with the purchase by the Purchaser of shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) on March 9, 2012, the Agreement was executed and delivered;

WHEREAS, on May 15, 2013, the Company issued shares of its common stock, $0.01 par value per share (the “Common Stock”) in a private offering (the “Private Offering”) and in connection therewith entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 15, 2013, with FBR Capital Markets & Co.;

WHEREAS, all shares of the Company’s Series B and Series C Preferred Stock have been converted into shares of Common Stock or redeemed by the Company;

WHEREAS, the Purchaser has converted its shares of Series D Preferred Stock into shares of Common Stock in connection with the consummation of the Private Offering and the execution and delivery of Amendment No. 1 to the Agreement; and

WHEREAS, pursuant to Section 7.9 of the Agreement, the parties hereto hereby amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

2. Section 2.2(b) of the Agreement (Board Composition) is hereby amended and restated in its entirety as follows:

“at any time that clause (a) of this Section 2.2 above is not applicable, so long as the Purchaser beneficially owns at least 15% of the shares of Common Stock outstanding, two individuals designated by the Purchaser;”

3.	Miscellaneous.

3.1 Governing Law. This Amendment shall be governed by the internal law of the State of New York, without regard to principles of conflicts of law.

3.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including ..pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.4 Entire Agreement. The Agreement (including the Exhibits hereto), as amended hereby, and the Amended Articles constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.5 Spousal Consent. If any individual Stockholder is married on the date of this Amendment and is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin, or the Commonwealth of Puerto Rico, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit 1 hereto (“Consent of Spouse”). Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Company Securities that do not otherwise exist by operation of law. If any such individual Stockholder should marry or remarry subsequent to the date of this Amendment, such Stockholder shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Amendment by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Amendment and agreeing and consenting to the same.

2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Amended and Restated Shareholders’ Agreement as of the date first written above.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo
Name: James J. Cutillo
Title: CEO

[Separate Other Stockholder and Investor Signature Pages Attached]

[Amendment No. 2 to Amended and Restated Shareholders’ Agreement]

S-1

The below named Stockholders have executed this signature page as a party to that certain Amendment No. 2 to the Amended and Restated Shareholders’ Agreement dated as of the date first written above by and among Stonegate Mortgage Corporation and the Other Stockholders and the Investors named therein.

PURCHASER:

STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt
Name: Kevin Bhatt
Title: Vice President

OTHER STOCKHOLDERS:

/s/ James J. Cutillo
James J. Cutillo

/s/ Daniel J. Bettenburg
Daniel J. Bettenburg

LONG RIDGE OFFSHORE SUBSIDIARY HOLDINGS, LLC

By:	/s/ Kevin Bhatt
Name: Kevin Bhatt
Title: Vice President

LONG RIDGE EQUITY PARTNERS, LLC

By:	/s/ Kevin Bhatt
Name: Kevin Bhatt
Title: Partner

[Amendment No. 2 to Amended and Restated Shareholders’ Agreement]

EXHIBIT 1

CONSENT OF SPOUSE

I, [            ], spouse of [            ], acknowledge that I have read Amendment No. 2 to the Amended and Restated Shareholders’ Agreement, dated as of September 29, 2013, to which this Consent is attached as Exhibit 2 (the “Agreement”), and that I know the contents of the Amendment. I am aware that the Amendment contains provisions regarding the voting of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Amendment are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Amendment carefully that I will waive such right.

Dated:
[Name of Other Stockholder’s Spouse, if any]